200 Berkeley Street
Transaction Lease




                                     ANNEX G




                                  OFFICE LEASE

                             FOR PREMISES LOCATED AT

                               200 BERKELEY STREET
                              BOSTON, MASSACHUSETTS

                                 BY AND BETWEEN

                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY,
                                   AS LANDLORD

                                       and

                     UNICARE LIFE & HEALTH INSURANCE COMPANY
                                    AS TENANT

                           DATED AS OF _________, 199_
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                                TABLE OF CONTENTS



ARTICLE I         DEMISING CLAUSE AND DEFINED TERMS

1.01      Demising Clause.....................................       1
1.02      Defined Terms.......................................       1

ARTICLE II        PREMISES AND TERM

2.01      The Premises, Common Areas..........................       3
2.02      Term................................................       4
2.03      Parking.............................................       4
2.04      Termination Option..................................       #
2.05      Reduction Options...................................       #

ARTICLE III       RENT

3.01      Base Rent...........................................       4
3.02      Intentionally Deleted...............................       5

ARTICLE IV        CONDITION OF PREMISES

4.01      As-Is Condition.....................................       8

ARTICLE V         LANDLORD'S COVENANTS

5.01      Basic Services. ....................................      10
5.02      Extra Services......................................      12
5.03      Window Coverings....................................      13
5.04      Repair Obligation...................................      13
5.05      Peaceful Enjoyment..................................      13

ARTICLE VI        TENANT'S COVENANTS

6.01      Use, Maintenance and Repairs by Tenant..............      13
6.02      Taxes on Personal Property..........................      14
6.03      Waste...............................................      14
6.04      Assignment or Sublease..............................      14
6.05      Alterations and Surrender...........................      17
6.06      Compliance with Laws and Insurance Standards........      18
6.07      Entry for Repairs and Leasing.......................      18
6.08      No Nuisance.........................................      19
6.09      Subordination.......................................      19
6.10      Estoppel Certificate................................      20
6.11      Tenant's Remedies...................................      20
6.12      Rules and Regulations...............................      20
6.13      Personal Property at Tenant's Risk..................      20
6.14      Payment of Landlord's Expenses......................      21
6.15      Environmental Compliance............................      21

ARTICLE VII       CASUALTY, EMINENT DOMAIN

7.01      Casualty Insurance..................................      22
7.02      Liability Insurance.................................      22

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
7.03      Tenant's Insurance..................................      23
7.04      Indemnity and Exoneration...........................      24
7.05      Waiver of Subrogation Rights........................      24
7.06      Condemnation and Loss or Damage.....................      25
7.07      Damage Due to Fire and Casualty.....................      25

ARTICLE VIII      DEFAULT

8.01      Events of Default...................................      26
8.02      Remedies Upon Default...............................      28
8.03      Damages Upon Termination............................      28
8.04      Computation of Rent for Purposes of Default.........      29
8.05      Intentionally Deleted...............................      30
8.06      Rights of Landlord in Bankruptcy....................      30
8.07      Late Charge.........................................      30

ARTICLE IX        MISCELLANEOUS

9.01      No Waiver...........................................      30
9.02      Holding Over........................................      31
9.03      Amendments and Modifications........................      31
9.04      Transfers by Landlord...............................      31
9.05      Severability........................................      31
9.06      Notices.............................................      31
9.07      No Joint Venture....................................      32
9.08      Successors and Assigns..............................      32
9.09      Applicable Law......................................      32
9.10      Time of the Essence.................................      32
9.11      Submission Not an Option............................      32
9.12      Brokerage...........................................      32
9.13      Waiver of Jury Trial................................      32
9.14      All Agreements Contained............................      33
9.15      Cumulative Remedies.................................      33
9.16      Failure to Enforce..................................      33
9.17      Representations by Tenant...........................      33
9.18      Force Majeure.......................................      33
9.19      Limitation on Liability.............................      34
9.20      Notice of Lease.....................................      34


EXHIBITS

Exhibit A      -      Premises
Exhibit B      -      Description of Lot
Exhibit C      -      Schedule of Janitorial Services
Exhibit D      -      List of Legal Holidays
Exhibit E      -      Rules and Regulations

                                       ii
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                                    ARTICLE I

                        DEMISING CLAUSE AND DEFINED TERMS

       1.01. Demising Clause. This lease (the "Lease") is made and entered into by and between the Landlord and the Tenant, as defined below, as of the Date of Lease. In consideration of the mutual covenants made herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises as defined below, on all of the terms and conditions set forth herein.

       1.02. Defined Terms.

       The terms listed below shall have the following meanings throughout this
Lease:

       (a)       "LANDLORD":      John Hancock Mutual Life Insurance Company, a
                                  Massachusetts corporation

       (b)       "LANDLORD'S      John Hancock Place
                  ADDRESS":       P.O. Box 111
                                  Boston, Massachusetts 02117
                                  Attn:  Corporate Property Management
                                         Department

       (c)        "TENANT":       Unicare Life & Health Insurance Company,
                                   a Delaware corporation

       (d)       "TENANT'S        Prior to Term Commencement Date:
                 ADDRESS":        ______________________________________

                                  ______________________________________

                                  Attn: ________________________________

                                        ________________________________

                                  After Term Commencement Date:
                                  200 Berkeley Street
                                  Boston, Massachusetts
                                  Attn:  _______________________________


                                         _______________________________

       (e)       "GUARANTOR":     NONE

       (f)       "BUILDING":      200 Berkeley Street
                                  Boston, Massachusetts

       (g)       "PREMISES":      The space located on all or a portion of
                                  floors 3,7,8,9,11,12,13 and 14 of the Building as shown on Exhibit A attached hereto, subject to reduction pursuant to Section 2.05.

       (h)       "PROPERTY":      The Building and the legal parcel (the "Lot")
                                  on which it is situated.  The Lot is described
                                  in Exhibit B, attached hereto.
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       (i)       "RENTABLE SQUARE
                  FEET IN THE
                  PREMISES":        136,221 rentable square feet located on
                                    floors 3,7,8,9,11,12,13 and 14, subject to
                                    reduction pursuant to Section 2.05.

       (j)       "TOTAL RENTABLE
                  SQUARE FEET IN
                  THE BUILDING:     651,730 rentable square feet.

       (k)       "TERM COMMENCE-
                  MENT DATE":

       (l)       "TERM":            one (1) year, commencing on the Term
                                    Commencement Date, subject to early
                                    termination pursuant to Section 2.04.

       (m)       "BASE RENT":       $26.00 per Rentable Square Feet In The
                                    Premises.  (Initially the Base Rent shall be
                                    $3,541,746 per year, payable in equal
                                    monthly installments of $295,145.50, i.e.
                                    $26.00 per 136,221 of Rentable Square Feet
                                    In The Premises, subject to reduction
                                    pursuant to Section 2.05.)

       (n)       "PERMITTED USES":  Corporate, executive and professional office use in the Premises of a kind appropriate in a building of the type and quality of the Building.

       (o)       "BROKER":          NONE

       (p)       "DATE OF LEASE":   ____________, 199_ (The date on which both
                                    parties have executed this Lease)

       (q)       "SECURITY DEPOSIT":NONE

                                   ARTICLE II

                                PREMISES AND TERM

       2.01.  The Premises, Common Areas.

                (a) The Premises leased hereby are comprised of the space shown on Exhibit A. The Premises extend from the top surface of the subfloor to the bottom surface of the ceiling, but do not include (i) the exterior faces of exterior walls or exterior window glass, (ii) anything beyond the interior face of demising walls, or (iii) any pipes, ducts, conduits, wires and fixtures serving other parts of the

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Building. If the Premises include less than the entire rentable area of any floor, then the Premises also exclude any Common Areas, as defined below, on such floor.

                (b) For the purposes of this Lease, Rentable Square Feet of the Premises shall be computed as follows (and the term "Rentable Square Foot", the term "Rentable Square Feet" or the term "RSF" shall mean the area of any such space within the Premises as so computed):

                                  (i) The Rentable Square Feet of a single
tenancy floor shall be computed by measuring to the inside finish of the interior walls and shall include all areas within such interior walls excluding public stairs, elevator shafts, flues, stacks, pipe shafts, and vertical ducts with their enclosing walls and shall include: toilets, janitor closets and electrical closets within and serving only such floor.

                                  (ii) The Rentable Square Feet for a multiple
tenancy floor shall include the Premises' proportionate share of the areas described in the preceding subsection plus the proportionate share of corridor space necessary for the multiple tenancy of the floor. Individual offices or a portion of a divided floor shall be computed by measuring to the inside finish of the interior walls to the corridor side of corridors and other permanent partitions, and to the center of partitions that separate the premises from adjoining rentable areas.

                (c) Tenant shall have the right to use the Common Areas in common with other tenants. The "Common Areas" include the Building's common lobbies, corridors, stairways, and elevators necessary for access to the Premises, the common walkways necessary for access to the Building, the loading docks of the Building and the common toilets, corridors and elevator lobbies of any multi-tenant floor. All use of the Common Areas shall be only upon the reasonable and nondiscriminatory terms set forth at any time by Landlord. Landlord may at any time make any changes, additions, replacements to the Property including the Common Areas, that it considers desirable so long as the same do not materially interfere with Tenant's use of the Premises. In so doing, Landlord (i) may use or temporarily close any of the Common Areas, relocate any portion of the Common Areas, or permanently change their configuration, and (ii) shall use reasonable efforts to minimize interference with Tenant's normal activities.

       2.02. Term. Both parties shall be bound by all of the terms of this Lease as of the Date of Lease. The Term shall begin on the Term Commencement Date, and shall continue for the length of the Term set forth in Section 1.02, unless otherwise sooner terminated as hereinafter provided.

       2.03. Parking. Landlord agrees to make available to Tenant Two Hundred
(200) automobile parking permits for use in the Hancock Garage located at 100 Clarendon Street in Boston.

       The monthly rates to be charged by Landlord or its operator for such parking shall be $220 per month for each parking permit.

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Tenant's right to use of the parking shall be subject to (i) timely payment of the parking rate as established above, (ii) such further reasonable and nondiscriminatory rules and regulations as Landlord or its operator may establish from time to time, and (iii) all applicable laws, ordinances, rules and regulations; provided, however, that Tenant shall have access to such parking seven (7) days per week, twenty-four (24) hours per day.

       Notwithstanding anything to the contrary contained herein, all parking permits provided to Tenant shall be used solely by the partners, officers, employees or agents or licensees of Tenant or any permitted assignees or sublessees of Tenant occupying the Premises to the extent permitted in Section
6.04 hereof. As provided herein, Tenant shall not sublease, assign or otherwise transfer its rights in any parking permit it receives from Landlord to any third party including, without limitation, any other tenant in the Building.

       2.04. Termination Option. Provided that no Event of Default shall have occurred and is continuing, Tenant shall have the option (the "Termination Option") to terminate this Lease effective as of any monthly anniversary of the Term Commencement Date, provided that Tenant gives written notice to Landlord of the exercise thereof in each instance not later than thirty (30) days prior to the respective monthly anniversary of the Term Commencement Date. In exercising the Termination Option hereunder, Tenant acknowledges that time is of the essence. If the Termination Option is duly exercised as aforesaid, the Term of this Lease shall wholly cease and expire by lapse of time on the respective monthly anniversary of the Term Commencement Date, as fully and completely as if that day were the date herein distinctly fixed for the expiration of the Term, and Tenant shall forthwith vacate the Premises and surrender same to Landlord on such date in full compliance with all of the terms and conditions of this Lease. The Termination Option is not assignable separate and apart from this Lease, is personal to Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant.

       2.05. Reduction of Premises. Provided no Event of Default shall have occurred and is continuing, and provided Tenant has not previously exercised its Termination Option pursuant to the terms and conditions of Section 2.04 above, Tenant shall have the following options (the "Reduction Options") to reduce certain portions of the Rentable Square Feet In The Premises and eliminate same from the Lease, in accordance with the terms and conditions of this Section 2.05, effective as of the third monthly anniversary of the Term Commencement Date (herein the "Third Anniversary"), the sixth monthly anniversary of the Term Commencement Date (herein the "Sixth Anniversary") and the ninth monthly anniversary of the Term Commencement Date (herein the "Ninth Anniversary"), provided Tenant gives written notice to Landlord of the exercise thereof (herein the "Reduction Notice") not later than thirty (30) days prior to the respective Third Anniversary, Sixth Anniversary or Ninth Anniversary, as the case may be. The Reduction Notice shall include a floor plan detailing the portion of the Premises to be reduced from the Rentable Square Feet In The Premises and released from the Lease (herein the

                                       4
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"Released Premises"), provided however that (i) the Released Premises must consist of contiguous blocks of space containing not less than 5,000 Rentable Square Feet, and (ii) the Released Premises must be, in Landlord's reasonable judgment, in a location which is suitable for leasing. Provided Tenant has complied with the above terms and conditions, effective as of the respective Third, Sixth or Ninth Anniversary, (i) the applicable Released Premises shall be eliminated from the Rentable Square Feet In The Premises and released from the Lease, (ii) Tenant shall vacate the applicable Released Premises and surrender same to Landlord on such date in full compliance with all the terms and conditions of this Lease, and (iii) the Base Rent shall be reduced accordingly as a result of the reduction in the Rentable Square Feet In The Premises. In exercising the respective Reduction Options hereunder, Tenant acknowledges that time is of the essence. The Reduction Options are not assignable separate and apart from this Lease, are personal to Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant.

       2.05.1 Without limiting Tenant's rights in Section 2.05 above, on or before the Term Commencement Date, Tenant shall provide to Landlord its good faith estimate as to the anticipated plans for Tenant's use and occupancy of the Premises and the anticipated exercise and timing of its Reduction Options, including a space plan detailing the location, configuration and timing of the anticipated Released Premises.

                                   ARTICLE III

                                      RENT

       3.01. Base Rent. Beginning on the Term Commencement Date, Tenant shall pay the Base Rent in equal monthly installments in advance on the first day of each calendar month during the Term. For any partial month at the beginning or end of the Term, Tenant shall pay a proportional share of the amount that would be due for a full month, and with respect to a partial month at the beginning of the Term, Tenant shall pay such proportional share on the Term Commencement Date. In addition to the Base Rent, Tenant shall pay all additional rent provided herein at the times set forth herein, or if no time for payment is specified, then payment shall be made within thirty (30) days after Tenant's receipt of an invoice from Landlord or another billing authority. All payments shall be made to Landlord at Landlord's Address or such other place as Landlord may designate in writing, without prior demand and without abatement, deduction or offset except as may be specifically set forth herein. Tenant shall not pay, and Landlord shall not accept, any rental payment more than one month in advance. All charges to be paid by Tenant hereunder, other than Base Rent, shall be considered additional rent for the purposes of this Lease, and the words "rent" or "Rent" as used in this Lease shall mean both Base Rent and such additional rent unless the context specifically or clearly indicates that only the Base Rent is referenced.

                                   ARTICLE IV

                              CONDITION OF PREMISES

       4.01. As-Is Condition. Landlord shall deliver the Premises to Tenant on the Term Commencement Date in "as-is" condition. Landlord shall have no obligation to construct any leasehold improvements to the Premises.

       Notwithstanding the foregoing, Landlord represents and warrants that (i) the Permitted Uses are permitted by applicable zoning laws, and (ii) to the best of Landlord's actual knowledge, neither the Premises nor the Building are in material noncompliance under applicable building, fire and safety laws, including without limitation, the Americans With Disabilities Act ("ADA"). In the event Landlord receives written notice of any such material noncompliance under applicable building, fire and safety laws or the ADA, Landlord covenants to make any repairs required by law in order to remedy such noncompliance, at Landlord's sole cost and expense. Notwithstanding the foregoing, Tenant shall be responsible, at its sole cost and expense, for ensuring that any alterations or improvements installed or performed by Tenant are in compliance with applicable laws.

                                    ARTICLE V

                              LANDLORD'S COVENANTS

       5.01.  Basic Services.

                (a) Landlord or its affiliates shall furnish Tenant during Business Hours on Business Days (unless otherwise stated herein) during Tenant's occupancy of the Premises:

                                  (i) Water used by the building standard
cooling, drinking and sanitation systems, and for maintenance and janitorial services.

                                  (ii) Central heat, ventilation and air
conditioning in season, at such temperatures and in such amounts as are from time to time furnished to Tenants in comparable buildings in downtown Boston, or as may be permitted or controlled by applicable laws, ordinances, rules and regulations.

                                  (iii) Maintenance, repairs, structural and
exterior maintenance (including exterior glass and glazing), painting and electric lighting service for all Common Areas in the manner and to the extent customarily provided by landlords in first-class office buildings in Boston.

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
                                  (iv) Janitorial service in scope and frequency
as set forth in the specifications on Exhibit C, attached hereto and made a part hereof.

                                  (v) Security for the Building.

                                  (vi) Public elevator service serving the
floors on which the Premises are situated, including a freight elevator.

                                  (vii) Electricity for lighting, light
fixtures, lamps, typewriters, voice writers, calculating machines, low consumption, dictating machines, low consumption electronic data processing equipment, and other machines of similar low electrical consumption (it being agreed that Tenant's total consumption for such items shall not exceed 5.5 watts per square foot of Net Rentable Area per month at 120 volts).

       As used herein, the following terms used in this Section 5.01 shall have the following meanings for purposes of this Lease:

                                  (i) The term "Business Days" means Monday
through Friday and Saturday (from 6:00 a.m. to 3:00 p.m.), excluding Legal Holidays.

                                  (ii) The term "Business Hours" means from 6:00
a.m. to midnight on Monday through Friday and from 8:00 a.m. to 3:00 p.m. on Saturday.

                                  (iii) The Term "Legal Holidays" means those
days listed on Exhibit D attached hereto and made a part hereof.

                Notwithstanding the foregoing limitation as to the Business Days and Business Hours during which Landlord shall provide the above referenced Basic Services to Tenant, from and after the Term Commencement Date Tenant shall have access to the Premises seven (7) days per week, twenty-four (24) hours per day, subject to the provisions of this Lease and the Rules and Regulations referenced in Section 6.12 herein.

       (b) Landlord shall not be liable for injuries to persons or damage to property nor shall Landlord be deemed to have evicted Tenant, nor shall there be any abatement of Rent nor shall Tenant be relieved from performance of any covenant on its part to be performed hereunder by reason of (i) deficiency in the provision of Basic Services, (ii) breakdown of equipment or machinery utilized in supplying services, or (iii) curtailment or cessation of services due to causes or circumstances beyond the reasonable control of Landlord. Landlord shall use reasonable diligence to make such repairs as may be required to machinery or equipment within the Building to provide restoration of services and, where the cessation or interruption of service has occurred due to circumstances or conditions beyond Building boundaries, to cause the same to be restored, by diligent application or request to the provider thereof. In no event shall any mortgagee referred to in Section 6.09 be or become liable for any default of Landlord under this Section 5.01(b).

       5.02. Extra Services. Landlord shall provide to Tenant at Tenant's sole cost and expense at standard Building charges in effect from time to time (and subject to the limitations hereinafter set forth) the following:

                (a) Heating, ventilation, air conditioning or extra service provided by Landlord to Tenant (i) during hours other than Business Hours, (ii) on days other than Business Days, said heating, ventilation and air conditioning or extra service to be furnished solely upon the prior written request of Tenant given with such advance notice as Landlord may reasonably require;

                (b) Additional air conditioning and ventilating capacity or chilled water required by reason of any electrical data processing or other equipment or facilities or services required to support the same, in excess of that which would be required for standard usage in the Building;

                (c) Repair and maintenance which is the obligation of Tenant hereunder;

                (d) Additional cleaning and janitorial services required by Tenant;

                (e) Any Basic Service in amounts determined by Landlord to exceed the amounts required to be provided under Section 5.01(a), but only if Landlord elects to provide such additional or excess service.

                The cost chargeable to Tenant for all extra services shall constitute additional rent.

       5.03. Window Coverings. All window coverings shall be provided by Landlord as Building standard improvements. Tenant shall not place or maintain any window coverings, blinds or drapes (other than those supplied by Landlord) on any exterior window without Landlord's prior written approval which Landlord shall have the right to grant or withhold in its absolute and sole discretion. Tenant acknowledges that breach of this covenant will directly and adversely affect the exterior appearance of the Building.

       5.04. Repair Obligation. Landlord's obligation with respect to repair shall be limited to (i) the structural portions of the Building, (ii) the exterior wall of the Building, including glass and glazing, (iii) the roof, (iv) mechanical, electrical, plumbing and life safety systems, serving to the perimeter of the Premises, and (v) Common Areas. Landlord shall have the right, but not the obligation, to undertake work of repair which Tenant is required to perform pursuant to Section 6.0, and which Tenant fails or refuses to perform in a timely and efficient manner; and all costs incurred by Landlord in performing any such repair for the account of Tenant shall be repaid by Tenant to Landlord upon demand, together with an amount equal to fifteen percent (15%) of such costs, to reimburse Landlord for its administration and managerial effort.

       5.05. Peaceful Enjoyment. So long as Tenant pays the Rent and performs all of Tenant's covenants and agreements contained in this Lease, Tenant shall peacefully have, hold and enjoy the Premises, subject to the other terms hereof and other matters to which this Lease is subject and subordinate. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownerships of Landlord's interest hereunder.

                                   ARTICLE VI

                               TENANT'S COVENANTS

       6.01. Use, Maintenance and Repairs by Tenant. Tenant shall use the Premises solely for the Permitted Uses and for no other use or purpose, except as permitted by Landlord pursuant to Landlord's written consent. Tenant shall be obligated for maintenance and repair of the Premises, to keep the same in good order, repair and condition and, upon expiration of the Term, surrender the same to Landlord in the same condition as when leased, reasonable wear and tear, damage by fire or other insured casualty unless such damage is caused by Landlord or its agents, servants, employees, licensees and business invitees (collectively "Invitees") excepted. Tenant's obligation shall include, without limitation, the obligation to maintain and repair all walls (except the exterior surface or structural portion of the Building or any building systems, unless the damage thereto is caused by the negligence of Tenant or any of its Invitees, in which event the maintenance or repair of the exterior surface or structural portion of the Building or building systems shall be performed by Landlord and Tenant shall pay to Landlord the costs of such maintenance or repair), floors, ceilings, windows (except for windows located on the exterior of the Building), doors and fixtures and to repair all damage caused by Tenant or its Invitees to the Premises or anywhere in the Building. At the request of Tenant, Landlord shall perform the work of maintenance and repair constituting Tenant's obligation pursuant to this Section 6.01 at Tenant's sole cost and expense and as an extra service to be rendered pursuant to Section 5.02(c). Any work of repair and maintenance performed by or for the account of Tenant by persons other than Landlord shall be performed by contractors approved by Landlord and in accordance with procedures Landlord shall from time to time establish. Nothing herein contained, however, shall be deemed to impose upon Tenant the obligation for performance of work of maintenance and repair required to be performed by reason of Landlord's negligence or wrongful acts or those of Landlord's agents or employees.

       6.02. Taxes on Personal Property. In addition to, and wholly apart from its obligation to pay Tenant's Share of Operating Expenses and Taxes, Tenant shall be responsible for and shall pay, prior to delinquency, taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed

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
against its personal property, or the value of its Tenant Improvements or its interests pursuant to this Lease. To the extent that any such taxes are not separately assessed and billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

       6.03. Waste. Tenant shall not commit or allow any waste or damage to be committed in any portion of the Premises.

       6.04. Assignment or Sublease. Tenant shall not assign this Lease, make any sublease of the Premises, or permit occupancy of any part thereof by anyone other than Tenant (any such act being referred to herein as a "Transfer" and the other party to the transaction being referred to herein as a "Transferee"), or mortgage, pledge or otherwise transfer this Lease, without in each case obtaining the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion. Any Transfer or attempt to Transfer without Landlord's express written consent shall be void, and shall be a default under this Lease. Tenant shall reimburse Landlord for legal and other expenses incurred by Landlord in connection with any request for consent, up to $1,000.

       Notwithstanding any contrary provision herein, provided Tenant is not in default hereunder beyond any applicable grace or notice period, Tenant may assign this Lease to any entity controlling, controlled by or under common control with Tenant, or any successor by merger, consolidation or sale of all or substantially all of Tenant's assets without Landlord's prior consent, provided the assignee is of sound financial condition, and provided further that the Tenant originally named herein shall remain fully liable for Tenant obligations hereunder, including, without limitation, the obligation to pay the rent and other amounts provided under this Lease.

       6.05.  Alterations and Surrender.

       (a) Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed alterations and additions which (i) comply with all applicable laws, ordinances, rules and regulations, (ii) are compatible with the Building and its mechanical, electrical, HVAC and life safety systems, and do not excessively burden the capacity of such systems; (iii) will not interfere with the use and occupancy of any other portion of the Building; (iv) will not affect any structural component of the Building; and (v) satisfy the standards and comply with the procedures and requirements required for in this Section 6.05. Specifically, but without limiting the generality of the foregoing, Landlord's right of consent shall encompass plans and specifications for proposed alterations or additions, construction means and methods, the identity of any contractor or subcontractor to be employed on the work of alterations or additions, and the time for performance of such work. Tenant shall supply to Landlord any information reasonably requested by Landlord in connection with its consent hereunder. All alterations and additions permitted hereunder shall be made and performed by Tenant without cost or expense to Landlord. Tenant shall take such steps as may be necessary to avoid the filing, perfection or enforcement of any lien for labor or materials against the Land or the Building by reason of work performed by or on behalf of Tenant. Such alterations, physical additions or improvements, when made to the Premises by Tenant shall become the property of Landlord upon the termination of this Lease and shall be surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise; provided, however, that this clause shall not apply to movable equipment or furniture owned by Tenant and shall not apply to any alterations, additions or improvements specified by Tenant to Landlord and approved by Landlord in writing prior to the installation of such additions, alterations or improvements, and all such movable equipment or furniture, together with any such additions, alterations or improvements so specified by Landlord, shall be removed by Tenant, at Tenant's expense, prior to the expiration of the Term, and Tenant shall be responsible for leaving the Premises clean and neat. Title to all alterations, additions or improvements not removed by Tenant pursuant to the immediately preceding sentence on or prior to the termination of the Term shall automatically be conveyed and transferred by Tenant to Landlord upon such expiration or termination, and shall be deemed abandoned by Tenant and shall thereupon become the property of Landlord. Tenant shall execute such documentation confirming and ratifying such conveyance and transfer as Landlord shall reasonably require. Tenant shall repair at its sole cost and expense all damage caused to the Premises or the Building by removal of Tenant's movable equipment or furniture and such other alterations and additions as Tenant shall be allowed or required to remove from the Premises by Landlord.

       (b) All construction work in the Premises shall be done by union contractors and laborers, subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed, in a good and workmanlike manner and in compliance with the Lease, all applicable laws and lawful ordinances, regulations and orders of governmental authority and insurers of the Building or the Premises. Before Tenant begins any work, it shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry (1) workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees, (2) comprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than $3,000,000, and (3) property damage insurance with limits of not less than $1,000,000 (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance; and secure casualty insurance against loss or damage to Tenant's work pending completion and deliver evidence of such insurance to Landlord. Tenant agrees to pay promptly when due the entire cost of any work done in the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection with its work to attach to the Premises and immediately to discharge any such liens which may attach. Landlord may inspect the work at any time. Tenant shall indemnify Landlord and hold it harmless from and against any cost, claim, or liability arising from any work done by or at the direction of Tenant. All work shall be done so as to minimize interference with other tenants and with Landlord's operation of the Building or other construction work being done by Landlord.

       6.06. Compliance with Laws and Insurance Standards. Tenant shall not occupy, use, or permit any portion of the Premises to be occupied or used, for any business or purpose which is disreputable or creates a fire hazard, or permit anything to be done which would in any way increase the rate of insurance coverage on the Building and/or its contents. If Tenant does or permits anything to be done which shall increase the cost of any insurance policy required to be carried hereunder, then Tenant shall reimburse Landlord, upon demand, for any such additional premiums. Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed. Tenant shall comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal or promulgated by other agencies or bodies having or claiming jurisdiction) related to the use, condition or occupancy of the Premises or the conduct of Tenant's business therein, including but not limited to, any requirements concerning hiring of employees and any applicable laws and regulations regarding accommodations for disabled persons, and Tenant shall keep the Premises equipped with all safety appliances required by any law or ordinance or other regulation of any public authority because of any use made by Tenant of the Premises, and shall procure all licenses and permits so required because of such use, and, if required by Landlord, do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Permitted Use. Nothing done by Tenant in its use or occupancy of the Premises shall create, require or cause imposition of any requirement by any public authority for structural or other upgrading of or improvement to the Building. Notwithstanding the foregoing, Tenant shall not be liable for any capital improvements or repairs to the Premises required by any public authority unless such requirement arises due to the particular use of the Premises by Tenant.

       6.07. Entry for Repairs and Leasing. After reasonable notice (but not more than two days' notice, except in emergencies when no such notice shall be required), Landlord, its agents and representatives, shall have the right to enter the Premises to inspect the same, to exercise such rights as may be permitted hereunder, to make repairs or alterations to the Building or other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Building or to exhibit the Premises to prospective tenants, purchasers, encumbrancers or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry.

       6.08. No Nuisance. Tenant shall conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Building.

       6.09. Subordination. Upon request of Landlord or the holder of any Mortgage, within twenty (20) days of such request, Tenant shall execute and deliver a recordable subordination, non-disturbance and attornment agreement or other document in the form and containing such terms, conditions and covenants (including without limitation those set forth below in this Section 6.09) as are customarily used by the holder of such Mortgage, if such holder is an institutional lender, or, if such holder is not an institutional lender, containing such terms, conditions and covenants (including without limitation those set forth below in this Section 6.09) as are customarily used by institutional lenders lending funds in Boston, subordinating this Lease and the rights of Tenant hereunder to the lien of the Mortgage and the rights of the holder thereunder, provided that such holder of the Mortgage shall acknowledge in writing that Tenant's quiet enjoyment under this Lease shall not be disturbed nor shall Tenant's rights be terminated except in accordance with the terms of this Lease. Without the consent of Tenant, the holder of any such Mortgage shall have the right to elect to be subject and subordinate to this Lease, such subordination to be effective upon such terms and conditions as such holder may direct which are not inconsistent with the provisions hereof. Notwithstanding any foreclosure or sale under any such Mortgage (or deed in lieu thereof), this Lease shall remain in full force and effect, but Tenant shall attorn to the holder or the purchaser at any such sale or foreclosure or the grantee of any such deed. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such mortgagee, purchaser or grantee, as a successor landlord, and Tenant, upon all the terms, conditions and covenants set forth herein, except that such mortgagee, purchaser or grantee (unless formerly the Landlord under this Lease) shall not be (a) bound by any payment of Rent for more than one month in advance; (b) bound by any amendment or modification of this Lease made without the consent of the holder of the Mortgage; (c) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease; (d) obligated to perform any work or improvements to be done by Landlord in the Premises; or (e) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while such person is the owner of the Premises.

                For purposes of this Lease, "Mortgage" shall mean any and all mortgages securing indebtedness for money borrowed by Landlord or indebtedness for the refinancing of any such indebtedness, provided any such mortgage grants a lien on all or any portion of the Building, including all amendments and modifications thereto, from time to time. Any reference to "Mortgage" and "mortgagee" herein shall include a sale and leaseback and the grantee-lessor of a sale and leaseback used for financing purposes.

       6.10 Estoppel Certificate. Within ten (10) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default, and (e) such other matters as may be reasonably requested by Landlord or any prospective purchaser or mortgagee of the Property. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall be a default under this Lease and shall also be conclusive evidence that (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against rent; and (3) not more than one month's Base Rent has been paid in advance.

       6.11. Tenant's Remedies. Tenant shall look solely to Landlord's interest in the Building for recovery of any judgment from Landlord. Landlord, its agents, employees, and, if Landlord is a partnership, its partners, whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. Any lien obtained to enforce any such judgment and levy of execution thereon shall be subject and subordinate to any Mortgage.

       6.12. Rules and Regulations. Tenant shall comply with the rules and regulations for the Building attached as Exhibit E and such amendments thereto as Landlord may adopt from time to time with prior notice to Tenant.

       6.13. Personal Property at Tenant's Risk. All of the furnishings, fixtures, equipment, effects and property of every kind, nature, and description of Tenant and of all persons claiming by, through and under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, by the leakage or bursting of water pipes, steam pipes, or other pipes, or by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except to the extent caused by Landlord's negligence or willful misconduct and except Landlord shall in no event be held harmless or exonerated for any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law.

       6.14. Payment of Landlord's Expenses. Tenant shall pay, as additional rent, all reasonable costs, counsel and other fees incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder, and the successful enforcement by Landlord of any obligation of Tenant under this Lease.

       6.15. Environmental Compliance. Tenant shall not cause or permit any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials except for ordinary office and cleaning supplies (collectively, "Hazardous Materials") to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises (collectively, "Hazardous Materials Activities") without first receiving Landlord's written consent, which may be withheld for any reason and revoked at any time. If Landlord consents to any such Hazardous Materials Activities, Tenant shall conduct them in strict compliance (at Tenant's expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions to prevent any spill, discharge, release or exposure to persons or property. Landlord shall not be liable to Tenant for any loss, cost, expense, claims, damage or liability arising out of any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees, customers or invitees, whether or not consented to by Landlord. Tenant shall indemnify, defend with counsel acceptable to Landlord, and hold Landlord harmless from and against any and all loss, costs, expenses, claims, damages or liabilities arising out of all Hazardous Materials Activities on the Premises by Tenant, its agents and employees during the Term, whether or not consented to by Landlord. For purposes hereof, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances", "toxic substances", or "hazardous wastes" in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Federal Hazardous Materials Transportation Act, as amended; and the Federal Resource Conservation and Recovery Act, as amended ("RCRA"); those substances defined as "hazardous wastes" in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); those substances defined as "hazardous materials" or "oil" in Massachusetts General Laws Chapter 21E, as amended; and as such substances are defined in any regulations adopted and publication promulgated pursuant to any of said laws (collectively, "Regulations"). If Landlord consents to any Hazardous Materials Activities, prior to using, storing or maintaining any Hazardous Materials on or about the Premises, Tenant shall provide Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy. Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement required by any applicable Regulations, and any update filed in accordance with any applicable Regulations. If Tenant's activities violate or create a risk of violation of any Regulations or cause a spill, discharge, release or exposure to any persons or property, Tenant shall cease such activities immediately upon notice from Landlord. Tenant shall immediately notify Landlord both by telephone and in writing of any spill, discharge, release or exposure of Hazardous Materials or of any condition constituting an "imminent hazard" under any

Regulations. Landlord, Landlord's representatives and employees may enter the Premises at any time during the Term to inspect Tenant's compliance herewith, and may disclose any spill, discharge, release, or exposure or any violation of any Regulations to any governmental agency with jurisdiction. Nothing herein contained shall prohibit Tenant from using minimal quantities of cleaning fluid and office supplies which may constitute Hazardous Materials but which are customarily present in premises devoted to office use, provided that such use is in compliance with all Regulations and shall be subject to all of the other provisions of this Section 6.15.

                                   ARTICLE VII

                            CASUALTY, EMINENT DOMAIN

       7.01. Casualty Insurance. Landlord shall maintain, or cause to be maintained, a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, insuring the Building against loss or damage by fire or other insurable hazards and contingencies for at least eighty percent (80%) of the replacement cost thereof (or such minimum amount as shall be required to eliminate operation of coinsurance provisions); provided, that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may keep or maintain in the Premises, or any alteration, addition or improvement which Tenant may make upon the Premises. If the annual premiums charged Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant's operations results in extra-hazardous exposure, then Tenant shall, upon receipt of appropriate premium invoices, reimburse Landlord for such increases in premium as additional rent.

       7.02. Liability Insurance. Landlord (with respect to the Building) and Tenant (with respect to the Premises) shall maintain or cause to be maintained a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid in advance issued by and binding upon an insurance company of good financial standing, such insurance to afford minimum protection of not less than Three Million Dollars ($3,000,000.00) for personal injury or death in any one occurrence and of not less than One Million Dollars ($1,000,000.00) for property damage in any one occurrence. The coverages required to be carried shall be extended to include blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), and broad form property damage liability. The certificate shall indicate that the insurance provided specifically recognizes the liability assumed by Tenant under this Lease and that the Tenant's insurance is primary with any other insurance available to Landlord or any other named insured being excess. Upon request of either party, the other party shall provide reasonable evidence that the insurance required to be maintained hereunder is in full force and effect.

       7.03.  Tenant's Insurance.

                (a) Tenant shall carry fire and special extended coverage insurance on Tenant's own fixtures and personal property in the Premises in the amount of their full replacement cost. In addition, Tenant shall maintain workers' compensation insurance and all such other insurance as may be required by applicable law. All policies required to be carried by Tenant hereunder and all evidence of insurance provided to Landlord shall be issued by responsible, financially sound companies qualified to do business and in good standing in the Commonwealth of Massachusetts and shall contain an endorsement showing that Landlord and each holder of a Mortgage (disclosed in writing to Tenant) is included as an additional insured (except as to workers' compensation insurance), as its interests may appear and an endorsement whereby the insurer agrees not to cancel or alter the policy without not less than thirty (30) days prior written notice to Landlord, to such mortgagee and all other named insureds. Tenant shall, on or prior to the Term Commencement Date, deposit with Landlord certificates of such insurance, and thereafter, on or prior to fifteen
(15) days before the expiration date of any coverage thereunder, shall deposit with Landlord certificates evidencing the renewal of such policies. Any such insurance may be maintained by Tenant under a blanket policy or policies, however, that the minimum amount of the total insurance afforded by such blanket policy which shall be allocable to the Premises and any sublimits of such policy allocable to the Premises, shall be in amounts which shall not be less than the amounts of the insurance required hereunder, and the protection afforded to Landlord and each holder of a Mortgage under such policy shall be not less than that which would have been afforded under a separate policy or policies relating only to the Premises, and the certificate evidencing such insurance shall contain provisions confirming the foregoing.

                (b) In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant hereunder, Landlord shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof to be chargeable to Tenant as additional rent, and payable by Tenant upon receipt of written invoice therefor.

       7.04. Indemnity and Exoneration. Except to the extent such indemnity or exoneration is prohibited by law,

                (a) As a material consideration to Landlord for executing this Lease, Tenant assumes all risk of damage or injury to any person or property in, on, or about the Premises from any cause, including without limitation, injury or damage which may be sustained by the person or property of Tenant, its employees, invitees, or any other person in or about the Premises, caused by or resulting from (i) theft, burglary or acts of unauthorized persons in or about the Building, (ii) any act of force majeure or any repair or alteration of any part of the Building or failure to make any such repair or (iii) fire, steam, electricity, gas, water or rain which may leak or blow from or into any part of the Premises, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises, any other portion of the Property, or other sources, except the negligence or willful misconduct of, or breach of this Lease, by Landlord, its agents, employees, contractors or licensees provided, however, that nothing herein contained shall limit Tenant's rights against any third party other than Landlord, its agents, contractors or employees. Landlord shall not be liable to Tenant or any other person or entity for any damages arising from any act or omission of any other tenant of the Building.

                (b) Tenant shall indemnify Landlord and hold Landlord harmless of and from any and all loss, cost, damage, injury or expense arising out of or related to claims of injury to or death of persons, damage to property occurring or resulting directly or indirectly from the negligence or willful misconduct of Tenant, its agents, employees and contractors in or about the Premises or the Building, excluding however any such claim arising as a result of the gross negligence or willful misconduct or breach of this Lease on the part of Landlord, its agents, contractors or employees, such indemnity to include, without limitation, the obligation to provide all costs of defense against any such claims; and

                (c) Tenant shall hold and save Landlord harmless and indemnify Landlord of and from any and all loss, cost, damage, injury or expense arising out of or in any way related to claims for work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with performance of any work done for the account of Tenant in the Premises or the Building, such indemnity to include, without limitation, the obligation to provide all costs of defense against any such claim.

                (d) Landlord shall indemnify, protect, defend and hold harmless the Tenant, its directors, officers, agents, lenders, employees, successors and assigns from and against any and all claims, expenses or liabilities of whatever nature arising from any negligence, willful misconduct or breach of this Lease by Landlord, its officers, agents, employees, contractors or licensees.

       7.05. Waiver of Subrogation Rights. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waive all rights or recovery, claim, action or cause of action against the other, its agents (including partners, both general and limited), officers, directors, shareholders or employees, for any loss or damage that may occur to the Premises, or any such party thereto, to the Building or to any personal property of such party therein, by reason of fire, the elements, or any other cause which are required to be insured against under the terms of the fire and extended coverage insurance policies obtained pursuant to this Lease, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees; and each party covenants that no insurer shall hold any right of subrogation against such other party. Landlord and Tenant shall advise insurers of the foregoing and such waiver shall be a part of each policy maintained by such party which applies to the Premises, any part of the Building or Tenant's use and occupancy of any part thereof; provided that this waiver shall be null and void if the affected insurer refuses to consent to such waiver, and provided further that all costs associated with obtaining insurer consent shall be borne by the party benefited by such waiver.

       7.06.  Condemnation and Loss or Damage.

                (a) If the Premises or any portion of the Building shall be taken or condemned for any public purpose to such an extent as to render the Premises unsuitable for Tenant's use as reasonably determined by Landlord, this Lease shall, at the option of either party (provided such option shall be exercised by the giving of notice by the exercising party to the other party within sixty (60) days from the date the exercising party has been notified in writing of such taking or condemnation) forthwith cease and terminate as of the date of the taking. All proceeds from any taking or condemnation of the Premises shall belong to and be paid to Landlord and Tenant hereby assigns to Landlord its interest in said proceeds subject to the rights of any holder of any Mortgage; provided, however, that Landlord shall cooperate with Tenant if Tenant seeks, in a separate proceeding, to recover, at its cost and expense, compensation for its moving expenses and personal property diminishing or delaying the award payable to Landlord on account of any taking or condemnation.

                (b) In the event of a temporary taking (i.e. less than ninety
(90) days) of a portion of the Premises, there shall be no abatement of Rent and Tenant shall remain fully obligated for performance of all of the covenants and obligations on its part to be performed pursuant to the terms of this Lease. All proceeds awarded or paid with respect thereto shall belong to Landlord.

       7.07. Damage Due to Fire and Casualty. In the event of a fire or other casualty in the Premises, Tenant shall immediately give notice thereof to Landlord. The following provisions shall then apply:

                (a) If the damage is limited solely to the Premises and the Premises can be restored to substantially the condition that existed immediately prior to the damage within six (6) months from the date of damage or destruction, then, subject to any limitation contained in any Mortgage, Landlord shall be obligated to rebuild the same and shall proceed diligently to do so; provided, however, that Landlord shall have no obligation to repair or restore the Premises or leasehold improvements except to the extent that Landlord realizes insurance proceeds, if any, sufficient for such purposes and for all other restoration and repair purposes and to the extent such proceeds are not applied on account of the indebtedness secured by any Mortgage.

                (b) If portions of the Building outside the boundaries of the Premises are damaged or destroyed (whether or not the Premises are also damaged or destroyed) and the Premises and the Building can both be made tenantable with substantially all damage repaired within six (6) months from the date of damage or destruction, and provided that Landlord determines that such repair and restoration is economically feasible, then subject to any limitation contained in any Mortgage, Landlord shall be obligated to do so; provided, however, that Landlord shall have no obligation to repair or restore the Premises or leasehold improvements except to the extent that Landlord realizes insurance proceeds, if any, allocable thereto and sufficient for such purpose and for all other restoration and repair purposes.

                (c) If neither subsection 7.07(a) nor 7.07(b) above applies, Landlord shall notify Tenant within sixty (60) days after such date and either Tenant or Landlord may terminate this Lease within thirty (30) days after the date of such notice; provided, however, that Landlord or its mortgagee shall have the right to elect to reconstruct the Building and the Premises (provided that the mortgagee shall undertake to reconstruct within the same time periods allowed to Landlord), in which event Landlord or its mortgagee shall so notify Tenant within said sixty (60) day period and Tenant shall thereupon have no right to terminate this Lease except as otherwise set forth in the Lease.

                (d) During any period when Tenant's use of the Premises is significantly affected by damage or destruction, Rent shall abate proportionately until such time as the Premises are restored as reasonably determined by Landlord and no portion of the Rent so abated shall be subject to subsequent recapture.

                (e) The proceeds from any insurance paid by reason of damage to or destruction of the Building or any part thereof or any other element, component or property insured by Landlord shall belong to and be paid to Landlord, subject to the rights of the holder of any Mortgage, and Tenant hereby assigns to Landlord any interest in said proceeds.

                                  ARTICLE VIII

                                     DEFAULT

       8.01. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" on the part of Tenant:

                (a) Nonpayment Of Rent. Failure to pay any payment of Rent due and payable hereunder, upon the date when payment is due, such failure continuing for a period of ten (10) business days after written notice of such failure; provided, however, that Landlord shall not be required to provide such notice more than twice during any twelve (12) month period with respect to non-payment of Base Rent, the third such non-payment constituting default without requirement of notice;

                (b) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in
Section 8.01(a), such failure continuing for twenty (20) business days after written notice of such failure (or such longer period as is reasonably necessary to remedy such default, provided that Tenant shall within such twenty (20) business-day period have commenced such remedy and thereafter Tenant shall continuously and diligently pursue such remedy at all times until such default is cured);

                (c) Abandonment. Abandonment of the Premises or any part thereof during the Term. Tenant shall be deemed to have abandoned the Premises if the Premises remain substantially vacant or unoccupied for a period of thirty (30) days;

                (d) General Assignment. A general assignment by Tenant for the benefit of creditors;

                (e) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged or unstayed for a period of sixty (60) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease;

                (f) Receivership. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such receivership remains undissolved for a period of ten (10) business days after creation thereof;

                (g) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof;

                (h) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

       8.02.  Remedies Upon Default.

                (a) If an Event of Default occurs, Landlord shall have the right, with or without notice or demand, immediately to terminate this Lease, and at any time thereafter recover possession of the

Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

                (b) Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Section 8.02(a) hereof, and Landlord may enforce all of its rights and remedies under this Lease, including, without limitation, the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

       8.03. Damages Upon Termination. Should Landlord terminate this Lease pursuant to the provisions of Section 8.02(a) hereof, Landlord shall have all the rights and remedies of a landlord in law or in equity. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from
Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the rental value of the Premises for the balance of the Term; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course, would be likely to result therefrom. Tenant further covenants, as an additional cumulative obligation after any such termination, to punctually pay to Landlord all sums and perform all obligations which Tenant covenants in this Lease to pay and to perform, as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to this Section 8.03, Tenant shall be credited with any amount paid to Landlord pursuant to this Section 8.03 and also (in respect of the amounts referred to in (i) and (ii)) the net proceeds of rent obtained by Landlord by reletting the Premises through the time of award, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for reletting, it being agreed by Tenant that Landlord may (x) relet the Premises or any part thereof for a term or terms which may at Landlord's option be equal or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (y) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or collect rent under Landlord's reletting of the Premises shall operate or be construed to release or reduce Tenant's liability as aforesaid. The "time of award" shall refer to such time as (I) Tenant shall, as a settlement of the amounts due pursuant to this Section 8.03, pay to Landlord such sums pursuant to a written agreement in form and substance satisfactory to Landlord, or (II) the date on which a judgment shall be entered in a court of competent jurisdiction to the effect that Tenant shall pay Landlord the amounts due and owing pursuant to this Section 8.03. The "worth at the time of award" of the amounts referred to in (i) and (ii) shall mean such amounts together with interest at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. The "worth at the time of award" of the amount referred to in (iii) shall mean such amounts as computed by referenced to competent appraisal evidence or the formula prescribed by and using the lowest discount rate permitted under applicable law.

       8.04. Computation of Rent for Purposes of Default. For purposes of computing unpaid Rent which would have accrued and become payable under this Lease pursuant to the provisions of Section 8.03, unpaid Rent shall consist the total Base Rent for the balance of the Term.

       8.05.  Intentionally Deleted.

       8.06. Rights of Landlord in Bankruptcy. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency, by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to in this Article VIII.

       8.07. Late Charge. In addition to its other remedies, Landlord shall have the right to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid on or before the date the same is due, an amount equal to ten percent (10%) per annum of the delinquency thereof that the delinquency remains outstanding, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof. The late charge shall be due upon demand by Landlord. Tenant shall reimburse Landlord for all costs and expenses (including reasonable attorney's fees) incurred by Landlord to recover the late charges due hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

       9.01. No Waiver. Failure of Landlord or Tenant to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord or Tenant, as the case may be, shall have the right to declare any such default at any time thereafter.

       9.02. Holding Over. In the event of holding over by Tenant after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay for each month of holdover tenancy one hundred and fifty percent (150%) of the Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term for each month or partial month of any such hold-over period together with such other amounts as may become due hereunder. No holding over by Tenant after the Term shall operate to extend the Term. In the event of any unauthorized holding over, Tenant shall indemnify Landlord (i) against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises covered hereby effective upon the termination of this Lease, and (ii) for all other losses, costs and expenses, including reasonable attorney's fees, incurred by Landlord by reason of such holding over. Any holding over with the consent of Landlord in writing shall thereafter constitute a lease from month to month.

       9.03. Amendments and Modifications. This Lease may not be altered, changed or amended, except by an instrument in writing signed by both parties hereto.

       9.04. Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder in the Building and in such event and upon such transfer, no further liability or obligations shall thereafter accrue against the transferring or assigning person as Landlord hereunder.

       9.05. Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

       9.06. Notices. All notices, demands, consents and approvals which may be or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been delivered on the earlier of (i) the date received, or (ii) the date of delivery, refusal, or non-delivery indicated on the return receipt, if deposited in a United States Postal Service depository, postage pre-paid, sent registered or certified mail, return receipt requested, and addressed to the party to be notified at the address for such party specified in Section 1.02 hereof, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party.

       9.07. No Joint Venture. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

       9.08. Successors and Assigns. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns; and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment may be permitted as of right or approved by Landlord hereunder, Tenant's assigns.

       9.09. Applicable Law. All rights and remedies of Landlord and Tenant under this Lease shall be construed and enforced according to the laws of the Commonwealth of Massachusetts.

       9.10. Time of the Essence. Time is of the essence of each and every covenant herein contained.

       9.11. Submission Not an Option. The submission of this Lease for examination does not constitute a reservation of or option for the Premises or an offer to lease, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed and delivered by both Landlord and Tenant.

       9.12. Brokerage. Tenant and Landlord each warrant to the other that it has had no dealings with any broker or agent in connection with this Lease other than the Broker, and each covenants to defend (with counsel reasonably approved by the other party), hold harmless and indemnify the other party from and against any and all costs, expense or liability for any compensation, commission and charges claimed by any broker or agent except the Broker, arising out of the warranting party's dealings in connection with this Lease or the negotiation thereof.

       9.13. Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other, on or in respect of a matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury or damages.

       9.14. All Agreements Contained. This Lease contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between them with respect to such subject matter.

       9.15. Cumulative Remedies. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord may be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

       9.16. Failure to Enforce. The failure of Landlord to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, or with respect to such failure of Landlord to enforce any of the rules and regulations referred to herein, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act which would have originally constituted a violation from having all the force and effect of the original violation, nor shall the failure of Landlord to enforce any of said rules and regulations against any other tenant in the Building be deemed a waiver of any such rules or regulations. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver shall be in writing and signed by Landlord. No consent or waiver, express or implied, by Landlord to any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

       9.17. Representations by Tenant. Tenant represents and warrants that any financial statements provided by it to Landlord were true, correct and complete when provided, and that no material adverse change has occurred since that date that would render them inaccurate or misleading. Tenant represents and warrants that those persons executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf, and that this Lease is binding upon Tenant in accordance with its terms. Simultaneously with the execution of this Lease, Tenant shall deliver evidence of such authority to Landlord in form satisfactory to Landlord.

       9.18. Force Majeure. When a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there is excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other cause of any kind whatsoever which are beyond the control of Landlord. Subject to the preceding sentence, time is of the essence of every part of this Lease.

       9.19. Limitation on Liability. Landlord's rights hereunder are solely for Landlord's benefit, and Landlord has no duty to exercise them for the benefit of Tenant or others. Any liability of Landlord to Tenant under this Lease, or arising from the relationship under it, is limited to the interest of Landlord in the Building, and Landlord shall not be personally liable for any deficiency; but this does not limit or deny any remedies which do not involve personal liability.

       9.20. Notice of Lease. Tenant agrees not to record this Lease, but on the request of either party hereto, both parties hereto shall execute and deliver
(i) a notice of this Lease in form appropriate for recording or registration,
(ii) an agreement setting forth the Term Commencement Date, (iii) a notice in form appropriate for recording or registration of any amendment of this Lease,
(iv) an agreement by Tenant to make payments and give notices to whatever individual or entity shall be designated by Landlord for receiving any such notice or payment and to comply with the provisions of any assignment of rents granted to the holder of any Mortgage, and (v) if this Lease is terminated before the expiration of the Term, an instrument in form appropriate for recording or registration pursuant to which Tenant acknowledges the date of termination. If Tenant unreasonably refuses to execute any of the notices, amendments, agreements and instruments provided for in the immediately preceding sentence, or in Sections 6.05 and 6.10, within ten (10) business days after Landlord gives notice to Tenant requesting execution of the same, Landlord may effect such execution on behalf of Tenant as Tenant's attorney-in-fact and Tenant hereby grants to Landlord an irrevocable power of attorney to execute on behalf of Tenant each such notice, amendment, agreement and instrument, which power is coupled with an interest.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as a sealed instrument as of the day and year first above written.

                                       LANDLORD

Attest:                                JOHN HANCOCK MUTUAL LIFE
                                       INSURANCE COMPANY

___________________________            By:___________________________
Clerk                                     Its:

                                       UNICARE LIFE & HEALTH
                                       INSURANCE COMPANY

Attest:                                ______________________________

___________________________            By:___________________________
Clerk                                     Its:

                                    Exhibit A

                                    Premises

                                 3RD FLOOR PLAN

                                 7TH FLOOR PLAN

                                 8TH FLOOR PLAN

                                 9TH FLOOR PLAN

                                11TH FLOOR PLAN

                                12TH FLOOR PLAN

                                13TH FLOOR PLAN

                                14TH FLOOR PLAN

                               Exhibit B to Lease
                               200 Berkeley Street
                              Boston, Massachusetts
              John Hancock Mutual Life Insurance Company - Landlord
               _________________________________________ - Tenant

                               Description of Lot

       The land with the building thereon situated on Berkeley Street, Boston, Suffolk County, Commonwealth of Massachusetts, bounded and described as follows:
Northerly on St. James Avenue two hundred seventy-two 7/10 feet; Easterly on Berkeley Street two hundred ninety-one 68/100 feet; Southerly on Stuart Street two hundred seventy-two 8/10 feet and Westerly by other land of Landlord two hundred ninety-one 7/10 feet. There is included within the Lot 79,566 square feet more or less.

       The Lot is shown as the cross hatched area on the survey prepared by Gunther Freulich, R.L.S., dated February 17, 1983 attached as Exhibit B-1 hereto.

       The Lot is a portion of the premises described in deed of Amory Eliot, Edgar R. Champlin, Frederick J. Bradlee, Joseph E. Worcester and Winthrop R. Scudder, Trustees of the Park Square Real Estate Trust to John Hancock Mutual Life Insurance Company, dated September 27, 1918 and recorded with the Suffolk County Registry of Deeds in Book 4107, Page 81 and shown on a plan by Aspinwall & Lincoln, Civil Engineers, dated September 18, 1918 recorded with said Deeds in Book 4107, Page 80.

                               Exhibit C to Lease
                               200 Berkeley Street
                              Boston, Massachusetts
              John Hancock Mutual Life Insurance Company - Landlord
               _________________________________________ - Tenant

                         Schedule of Janitorial Services

OFFICE AREA

Daily:       (Monday through Friday, inclusive, holidays excepted)

1.           Empty all waste receptacles and return to proper locations.

2.           Sweep and dust mop all uncarpeted areas.

3.           Vacuum all rugs and carpeted areas.

4. Dust all horizontal surfaces of furniture and equipment within normal reach.

5.           Clean and sanitize all drinking fountains and water coolers.

6.           Remove fingermarks from glass doors.

7.           Wipe clean all brass and other metal surfaces within normal reach.

Monthly:

1.           Remove all fingermarks from doors, door jambs, and light switches.

Quarterly:

1.           Dust all pictures, frames, chart boards and similar wall hangings.

2.           Dust all vertical surfaces not reached in daily cleaning.

LAVATORIES

Daily:

1.           Sweep and mop floors.

2. Clean and sanitize all floors, toilet seats, bowls, urinals and fixtures.

3.           Clean all mirrors and shelves.

4. Refill towel dispensers, soap dispensers, tissue holders; materials to be furnished by Landlord.

5.           Empty paper towel receptacles.

6.           Dust all partitions.

Monthly:

1.           Wash all partitions, dispensers, and splash areas.

2.           Dust all light fixtures and ventilating grilles.

Quarterly:

1.           Wash all tile walls and partitions.

Tenant requiring services in excess of those described above shall request same through Landlord at Tenant's expense.

                          Exhibit D to Lease for Floors
                               200 Berkeley Street
                              Boston, Massachusetts
              John Hancock Mutual Life Insurance Company - Landlord
               _________________________________________ - Tenant

                             List of Legal Holidays

For the purposes of the Lease of which this Exhibit is a part, the term "Legal Holidays" shall be construed to include those days upon which the following holidays are legally observed from time to time, according to the laws of The Commonwealth of Massachusetts or the United States of America:

                            New Year's Day

                            Martin Luther King's Birthday

                            Washington's Birthday

                            Patriots' Day

                            Memorial Day

                            Independence Day

                            Labor Day

                            Columbus Day

                            Veteran's Day

                            Thanksgiving Day

                            Christmas Day

The term "Legal Holidays" shall also include such additional holidays, if any, hereafter provided for by The Commonwealth of Massachusetts or the United States of America.

                               Exhibit E to Lease
                               200 Berkeley Street
                              Boston, Massachusetts
              John Hancock Mutual Life Insurance Company - Landlord
               _________________________________________ - Tenant

                              Rules and Regulations

       1. The sidewalks, doorways, halls, stairways, vestibules and other similar areas shall not be obstructed or used for any purpose other than ingress to and egress from tenants' respective leased premises, and for going from one part of the Building to another part.

       2. Plumbing fixtures shall be used only for their designated purpose, and no substances of any kind shall be deposited therein which they are not designed to handle. Damage to any such fixture resulting from misuse by any tenant or its employees or invitees shall be repaired at the expense of such tenant.

       3. Signs, advertisements, graphics, or notices visible in or from public corridors shall be subject to Landlord's written approval. Nails, screws, and other attachments to the Building, other than within the tenants' respective leased premises, require prior written consent from Landlord.

       4. Movement in to, inside of or out of the Building of furniture, office equipment, or other bulky material which requires the use of elevators, stairways, or Building entrance and lobby shall be restricted to hours reasonably established by Landlord. All such movements shall be restricted to the Building's freight elevators. Prearrangements with Landlord should be made regarding the time, method, and routing of movement.

       5. Landlord shall have the power to reasonably prescribe the weight and position of safes and other heavy equipment, which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord. In addition, tenants shall obtain written approval of Landlord prior to installation or subsequent relocation of any libraries or storage rooms.

       6. All routine deliveries to the premises shall be made between the hours of 8:00 a.m. and 5:00 p.m. weekdays (other than holidays) unless other arrangements are approved in advance by the Building management office, and only shall be made through the freight elevators. Passenger elevators are to be used only for the movement of persons, unless an exception is approved by the Building management office. Tenants will adhere to any peak period delivery restrictions implemented by the City of Boston.

       7. Corridor doors, when not in use, shall be kept closed.

       8. Deliveries of water, soft drinks, newspapers, or other such items to any tenant's leased premises shall be made by use of the freight elevators, if Landlord so directs.

       9. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, fish, or animals of any kind (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant's leased premises.

       10. No cooking shall be done in any tenant's leased premises except in connection with a Permitted Use as provided in tenant's lease. All permitted cooking shall be done in a manner which complies with all of the provisions of the tenant's lease and which does not produce fumes or odors. All cooking facilities shall be subject to approval of Landlord and must be approved by all applicable state and municipal authorities.

       11. No tenant shall use or keep on its leased premises any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation and maintenance of office equipment or for other Permitted Uses under tenant's lease or as otherwise expressly permitted by tenant's lease. No tenant shall use or keep any noxious gas or substances in its leased premises, or permit its leased premises to be used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein. All equipment causing vibrations shall be isolated.

       12. Tenants shall not tamper with or attempt to adjust temperature control thermostats in their leased premises. Landlord shall make adjustments in thermostats on call from tenants.

       13. Tenants shall comply with all requirements necessary for the security of their leased premises and the Building, including the use of service passes issued by Landlord for after hours movement of office equipment/packages, and signing security register in Building lobby after hours.

       14. Landlord will furnish each tenant with a reasonable number of initial keys for entrance doors into its leased premises, and may charge for additional keys thereafter. All such keys shall remain the property of Landlord. No additional locks will be allowed on any door of any leased premises without Landlord's prior written consent and tenants shall not make any duplicate keys, except those provided by Landlord. Upon termination of this Lease, each tenant shall surrender to Landlord all keys to its leased premises, and give to Landlord the combination of all locks for safes and vault doors, if any, in the leased premises.

       15. Canvassing, peddling, soliciting and distribution of hand-bills in the Building are prohibited and each tenant will cooperate to prevent these activities.

       16. Landlord reserves the right to modify or rescind any of these rules and regulations and to make future reasonable and nondiscriminatory rules and regulations required for the safety, protection, and maintenance of the Building, the operation and preservation of good order thereof, and the protection and comfort of the tenants and their employees and visitors so long as the same shall be adopted after prior notice to tenants and in any event: consistent with and in furtherance of the operation of the Building as a first-class, multi-tenant office building; not inconsistent with any of the provisions of, or materially affect any of the costs and expenses of tenant under tenant's lease; and shall be uniformly applied to all tenants and occupants of the Building. Such rules and regulations, when made and written notice given to a tenant, shall be binding upon such tenant as if originally herein prescribed from and after the date of notice to Tenant.

       17. Tenants shall not make or permit any improper noises in the Building or otherwise unreasonably interfere in any way with other tenants or persons having business with them.

       18. Landlord will not be responsible for lost or stolen personal property, money or jewelry from any tenant's leased premises or public areas, regardless of whether such loss occurs when such area is locked against entry or not.